MASTER DISTRIBUTOR AGREEMENT

THIS AGREEMENT is made this 27th day of November 2018 by and between Elite Products International, Inc., a Florida Corp., located at 8411 West Oakland Park Blvd. Suite 300 Sunrise, FL 33351 (the "Company") and RCS International Investments Corp., a Florida Corp., located at 2301 Collins Ave. # 833 Miami Beach, FL 33139 (the "Master Distributor").

WHEREAS:

1. The Company www.elitehempproducts.com is a leading distributor and manufacturer in the cannabinoid (CBD) industry. The Company's products contain cutting-edge CBD Hemp extracts in the form of edibles, creams, oils, and salves (the "Product").

2. The Company wishes to grant the Master Distributor the Exclusive right to distribute the Product listed in Exhibit "A" (the "Product") in Mexico and Argentina on the terms and conditions hereinafter set forth.

3. The Master Distributor wishes to distribute the Product in Mexico and Argentina on an Exclusive basis on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises hereinafter made by the parties hereto, it is agreed as follows:

ARTICLE I

APPOINTMENT OF DISTRIBUTORSHIP

1. Distribution Right. The Company hereby appoints and grants Master Distributor the Exclusive right to sell the Product in Mexico and Argentina.

2. Price. The cost of the Product to the Master Distributor shall be listed in Exhibit "A" FOB Florida.

3. Terms. Terms are net cash upon delivery, except where satisfactory credit is established in which case terms are net thirty (30) days from date of delivery.

4. Title to Product. The Title to the Product shall pass to Master Distributor upon receipt by the Company of payment in full for all amounts due for such units of Product.

5. Competitive Product. Master Distributor agrees not to represent or sell other products which are deemed to be competitive with the Company's Product unless agreed to by the Company by written notice.

ARTICLE II
MARKETING AND SUPPORT

1. Sales. Master Distributor shall use its best efforts to promote the sale and distribution of the Product and to provide adequate support, which efforts shall include the following:

(a) Establishing and maintaining appropriate, attractive and accessible premises and facilities for the display of Product;

(b) Provide an adequate, trained sales and technical staff to promote the sale and support of the Product;

(c) Undertake promotional campaigns and canvas prospective users to stimulate the sales of Product;

(d) Provide Company with forecasts every month of its probability requirements for the next six months for Product and accessories, such forecasts to be in such manner and on forms to be specified by Company and agreed to by Master Distributor.

2. Advertising. Company shall, upon request, assist the Distributor on all advertising, sales promotion, and public relations campaigns to be conducted, including providing Master Distributor with documentation of previous promotional campaigns conducted in connection with the Product, and shall provide necessary technical information and assistance.

3. Training. Company shall furnish training of Master Distributor's sales and technical representatives at various times and locations as shall be designated for this purpose by Company. Enrollment in training courses shall be limited to a reasonable number of persons who shall be sufficiently qualified to take the courses. Master Distributor shall pay the salaries and all travel and lodging expenses and subsistence of its representatives.

ARTICLE III
DELIVERY

1. Purchase Orders. Master Distributor shall order Product by written notice to Company. Each order shall specify the number of units to be shipped, the desired method of shipment and the delivery location. Company shall indicate its acceptance of such release by returning a signed copy to Master Distributor. Company agrees to ship units to Master Distributor or address designated by Master Distributor as close as possible to the delivery schedule set forth in each order as accepted by Company, unless Company otherwise indicates in writing. Company shall not be required to honor any release which: (a) specifies a shipping date earlier than Company's then current delivery schedule for the date such release is received by Company and/or (b) specifies a quantity to be delivered

in any one month within the current delivery schedule which is greater than one hundred percent (100%) of the total quantity shipped in the preceding sixty (60) day period.

2. Product Acceptance. The criterion for acceptance of Company Product by Master Distributor shall be Company's standard test procedures and test programs applicable to the Product involved.

3. Shipment. All shipments of Product shall be made FOB Florida and liability for loss or damage in transit, or thereafter, shall pass to Master Distributor. Master Distributor shall bear all costs of transportation and insurance. Company shall not be in default by reason of any failure in its performance under this Agreement if such failure results from, whether directly or indirectly, fire, explosion, strike, freight embargo, Act of God or of the public enemy, war, civil disturbance, act of any government, de jure or de facto, or agency or official thereof, material or labor shortage, transportation contingencies, unusually severe weather, default of any other manufacturer or a supplier or subcontractor, quarantine, restriction, epidemic, or catastrophe, lack of timely instructions or essential information from Master Distributor, or otherwise arisen out of causes beyond the control of the Company. Nor shall the Company at any time be liable for any incidental, special or consequential damages.

ARTICLE IV
PROPRIETARY RIGHTS

1. Use of Company Name. Company expressly prohibits any direct or indirect use, reference to, or other employment of its name, trademarks, or trade name exclusively licensed to Company, except as specified in this Agreement or as expressly authorized by Company in writing. All advertising and other promotional material will be submitted to Company at least one week in advance and will only be used if Company consents thereto, which consent shall not be unreasonably withheld. Company hereby authorizes and requires Master Distributor's use of the Company's insignia or lettering which will be on the products at the time of the delivery. Company hereby authorizes the Master Distributor's use of the Elite Logo. The Master Distributor shall submit to the Company in writing full particulars prior to any use of the Logo, on stationery, invoices, promotion material or otherwise, and shall not proceed with such use unless and until the Company's written approval shall have been received not to be unreasonably denied.

The Company Logo is as follows:

If the Logo is used on any stationery, invoices, promotion material or otherwise by Master Distributor, Master Distributor will, on termination of this Agreement, or upon request of Company, discontinue the use of such Logo on any stationery, invoices, promotion material or otherwise and thereafter will not use, either directly or indirectly in connection with its business, such Logo or any other names, titles of expressions so nearly resembling the same as would likely lead to confusion or uncertainty, or to deceive the public.

2. Patent Indemnity. Company agrees, at its own expense, to indemnify, defend and hold harmless Master Distributor and its customers from and against every expense, damage, cost and loss (including attorneys' fees incurred) and to satisfy all judgments and decrees resulting from a claim, suit or proceeding insofar as it is based upon an allegation that the Product or any part thereof furnished by Company or any process which is practiced in the customary use of the Product is or has been infringing upon any patent, trademark, copyright or proprietary right, if Company is notified promptly of such claim in writing and given authority, and full and proper information and assistance (at Company's expense) for the defense of same. In case the Product, or any part thereof, in such suit is held to constitute an infringement and the use of said Product is enjoined, Company shall, in its sole discretion and at its own expense procure for the indemnitee the right to continue using said Product or modify the same.

3. Title to Products and Documentation Package. Master Distributor acknowledges that the Product and documentation listed in Exhibit "A" are the property of Company, and that the products are being made available to Distributor in confidence and solely on the basis of its confidential relationship to Company, Distributor agrees not to print, copy, provide or otherwise make available, in whole or in part, any portion of an original or modified Product Documentation Package or related materials.

ARTICLE V
WARRANTY

1. Product Warranty. Company warrants that Master Distributor shall acquire Product purchased hereunder free and clear of all liens and encumbrances except for Company's purchase money security interest defined in Articles I, 4, above. Company further warrants all Product to be free from defects in material or workmanship under

normal use and service for a period of [e.g., ninety (90) days] from the date of delivery. If it is determined that either no fault exists in Company, or the damage to be repaired was caused by negligence of Master Distributor, its agents, employees or customers, Master Distributor agrees to pay all charges associated with each such repair. THIS CONSTITUTES THE SOLE WARRANTY MADE BY COMPANY EITHER EXPRESSED OR IMPLIED. THERE ARE NO OTHER WARRANTIES EXPRESSED OR IMPLIED WHICH EXTEND BEYOND THE FACE HEREOF, HEREIN, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES AND MASTER DISTRIBUTOR'S REMEDIES SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF NONCONFORMING UNITS OR PARTS.

2. Misuse of Product. Any tampering, misuse or negligence in handling or use of Product renders the warranty void. Further, the warranty is void if, at any time, Master Distributor attempts to make any changes to the Product;

ARTICLE VI
DURATION OF AGREEMENT

1. Term. The initial term of this Agreement shall come into effect upon payment and shipment of Invoice # 165 in the amount of $ 4,424.48 attached hereto as Exhibit "B" and, unless terminated earlier in accordance with the terms of this Agreement, shall continue in full force and effect for a period of one year (the "Initial Term"). Provided Master Distributor complied with all the terms and conditions hereof, and achieved the Minimum Annual Performance Requirements listed in Exhibit "C", this Agreement shall be automatically renewed at the end of the Initial Term or any Renewal Term, as the case may be, on the same terms and conditions as set forth herein, save and except the Minimum Annual Performance Requirements which shall be increased in accordance with the terms hereof, for successive periods of one year (in each case a "Renewal Term"), unless either party shall have provided written notice to the other party that it does not intend to renew this Agreement at least 90 (ninety (90) days prior to the expiration of the Initial Term, or any Renewal Term, as the case may be.

2. Termination. This Agreement may be terminated only:

(a) By either party for substantial breach of any material provision of this Agreement by the other, provided due notice has been given to the other of the alleged breach and such other party has not cured the breach within thirty (30) days thereof; or

(b) By the Company if: there is an unacceptable change in the control or management of the Master Distributor; if the Master Distributor ceases to function as a going concern or makes an assignment for the benefit of creditors; if a petition in bankruptcy is filed by or against the Master Distributor, resulting in an adjudication of bankruptcy; or, if the Master Distributor fails to pay its debts as

they become due and provided due notice has been given by the Company to the Master Distributor and the Master Distributor has not cured such breach within thirty (30) days thereof;;

Upon termination of this Agreement all further rights and obligations of the parties shall cease, except that Master Distributor shall not be relieved of (i) its obligation to pay any monies due, or to become due, as of or after the date of termination, and (ii) any other obligation set forth in this Agreement which is to take effect after the date of termination. Master Distributor shall have the right to continue to purchase spare parts in accordance with Article VI.

ARTICLE VII
NOTICES

1. Notice or Communication. Any notice or communication required or permitted hereunder (other than Administrative Notice) shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth below or to such changed address as any party entitled to notice shall have communicated in writing to the other party.

Notices and communications to Company shall be sent to:

Elite Products International, Inc.
8411 West Oakland Park Blvd.
Suite 300
Sunrise, FL 33351

Notices and communications to Master Distributor shall be sent to:

RCS International Investments Corp.
2301 Collins Ave.
833
Miami Beach, FL 33139

Any notices or communications to either party hereunder shall be deemed to have been given when deposited in the mail, addressed to the then current address of such party.

2. Date of Effectiveness. Any such notice or communication so mailed shall be deemed delivered and effective seventy-two (72) hours after mailing thereof in the United States.

ARTICLE VIII
GENERAL PROVISIONS

1. Relationship of Parties. The relationship between the parties established by this Agreement shall be solely that of vendor and vendee and all rights and powers not

expressly granted to the Master Distributor are expressly reserved to the Company. The Master Distributor shall have no right, power or authority in any way to bind the Company to the fulfilment of any condition not herein contained, or to any contract or obligation, expressed or implied.

2. Independence of Parties. Nothing contained in this Agreement shall be construed to make the Master Distributor the agent for the Company for any purpose, and neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other party. The Master Distributor specifically agrees that it shall have no power or authority to represent the Company in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent the Company in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this Agreement.

3. Indemnity. The Master Distributor agrees to hold the Company free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever (a) arising from acts of the Master Distributor; (b) as a direct or indirect consequence of termination of this Agreement in accordance with its terms; or (c) arising from acts of third parties in relation to products sold to the Master Distributor under this Agreement, including, but not limited to execution of liens and security interests by third parties with respect to any such products.

4. Assignment. This Agreement constitutes a personal contract and Master Distributor shall not transfer or assign same or any part thereof without the advance written consent of Company not to be unreasonably denied.

5. Entire Agreement. The entire Agreement between the Company and the Master Distributor covering the Product is set forth herein and any amendment or modification shall be in writing and shall be executed by duly authorized representatives in the same manner as this Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the parties hereto. Any provisions, terms or conditions of Master Distributor 's Purchase Orders which are, in any way contradicting of this Agreement, except those additional provisions specifying quantity and shipping instructions, shall not be binding upon Company and shall have no applicability to the sale of product by Company to Distributor.

6. Applicable Law. This Agreement shall be governed by the laws of the State of Florida and is accepted by Company at its Corporate Office located at 8411 West Oakland Park Blvd. Suite 300 Sunrise, FL 33351. All payments hereunder shall be made at Company's offices located at 8411 West Oakland Park Blvd. Suite 201 Sunrise, FL

33351. Company's rights granted hereby are cumulative and in addition to any rights it may have at law or equity.

7. Separate Provisions. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS, WHEREOF, the parties have caused this Agreement to be executed as of the date and year indicated above.

Elite Products International, Inc. ("COMPANY")

By: ______________________________
Shimon Fhima, CEO

RCS International Investments Corp. ("MASTER DISTRIBUTOR")

By: ______________________________
Rafael Salvia, President

33351. Company's rights granted hereby are cumulative and in addition to any rights it may have at law or equity.

7. Separate Provisions. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS, WHEREOF, the parties have caused this Agreement to be executed as of the date and year indicated above.

Elite Products International, Inc. ("COMPANY")

By: ______________________________

Shimon Fhima, CEO

RCS International Investments Corp. ("MASTER DISTRIBUTOR")

By: ______________________________

Rafael Salvia, President

Exhibit "A"
Product

Exhibit "B"
Invoice # 165 in the amount of $ 4,424.48

Exhibit "C"
Minimum Annual Performance Requirements

1st Year: $ 500,000
20% per year growth thereafter